UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________________________________________
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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ORIGIN MATERIALS, INC.
(Name of Registrant as Specified In Its Charter)

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ORIGIN MATERIALS, INC.
930 Riverside Parkway, Suite 10
West Sacramento, California 95605
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Eastern Time on Thursday, July 20, 2023
Dear Stockholders of Origin Materials, Inc.:

We cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Origin Materials, Inc., a Delaware corporation, which will be held on Thursday, July 20, 2023 at 8:00 a.m. Eastern Time. To facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ORGN prior to the deadline of 5:00 p.m. Eastern Time on July 19, 2023. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the meeting in person. The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.To elect the three nominees to serve as Class II directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on May 22, 2023 as the record date for the Annual Meeting. Only stockholders of record on May 22, 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
On or about June 8, 2023, we expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice will contain instructions on how to access our Proxy Statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying Proxy Statement and our annual report can be accessed directly at the following Internet address: www.proxydocs.com/ORGN. All you have to do is enter the control number located on your Notice or proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the Internet, telephone or mail.
We appreciate your continued support of Origin.

By order of the board of directors,

John Bissell	Rich Riley
Co-Chief Executive Officer	Co-Chief Executive Officer
West Sacramento, California	West Sacramento, California
June 8, 2023	June 8, 2023

-i-

ORIGIN MATERIALS, INC.
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Eastern Time on Thursday, July 20, 2023
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders of Origin Materials, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, July 20, 2023 at 8:00 a.m. Eastern Time. To facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ORGN prior to the deadline of 5:00 p.m. Eastern Time on July 19, 2023. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the meeting in person. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report is first being mailed or available to stockholders on or about June 8, 2023 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
What is Origin?
On June 25, 2021, Artius Acquisition Inc. (“Artius”) completed a merger with Micromidas, Inc. (now known as Origin Materials Operating, Inc., “Origin Operating”). Upon closing of the transactions (the “Business Combination”), Artius acquired 100% of the issued and outstanding common shares of Origin Operating in exchange for shares of common stock of Artius, and Origin Operating became a wholly owned subsidiary of Artius. Upon the closing of the Business Combination, we changed our name from Artius Acquisition Inc. to Origin Materials, Inc. (“Origin” or the “Company”). The executive officers of Artius resigned, and the executive officers of Origin Operating were appointed to be the executive officers of Origin Materials, Inc. In addition, certain members of the Artius board of directors and Origin Operating board of directors resigned in connection with the Business Combination.

What matters am I voting on?
You will be voting on the following proposals:
•the election of three Class II directors as named in this Proxy Statement to serve until our 2026 annual meeting of stockholders;
•the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
•any other business as may properly come before the Annual Meeting.
As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•“FOR” the election of Charles Drucker, Kathleen B. Fish, R. Tony Tripeny and Rich Riley as Class II directors;
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
•“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Who is entitled to vote?
Holders of our common stock as of the close of business on May 22, 2023, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.
Registered Stockholders. If on the Record Date, shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If on the Record Date, shares of our common stock are held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares and are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker or nominee’s procedures for obtaining a legal proxy. Your broker or nominee is obligated to provide you with instructions to vote before the Annual Meeting or to obtain a legal proxy if you wish to vote in person at the Annual Meeting. If your broker or nominee is participating in an online program that allows you to vote over the Internet or by telephone, your Notice or other voting instruction form will include that information. If what you receive from your broker or other nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your broker or nominee. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, trustee or other nominee as “street name stockholders.”
A list of stockholders of record entitled to vote shall be available to any stockholder for any purpose relevant to the Annual Meeting for 10 days prior to the Annual Meeting upon request to the Office of the Corporate Secretary. Please send the request to Origin Materials, Inc., Attention: Secretary, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605.
What constitutes a quorum for the Annual Meeting?
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. As of the close of business on the Record Date, there were 143,438,510 shares of our common stock outstanding. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a stockholder’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum.
How many votes do I have?
In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.
How many votes are needed to approve each proposal?
•Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. Any shares not voted “FOR” a particular nominee (as a result of an abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHELD” on each of the nominees.
•Proposal No. 2: The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. “Majority” means the number of shares voted “FOR” must exceed the number of votes “AGAINST.” Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

•Proposal No. 3: The determination, on a non-binding, advisory basis, of our stockholder’s preference regarding the compensation of our named executive officers requires a majority vote of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. You may indicate whether you approve, on a non-binding advisory basis, of the compensation of our named executive officers, or you may “abstain” from voting on the proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.
How do I vote?
If you are a stockholder of record, there are three ways to vote:
•By Internet: You may submit a proxy over the Internet by following the instructions at proxypush.com/ORGN, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 19, 2023 (have your Notice or proxy card in hand when you visit the website);
•By Toll-free Telephone: You may submit a proxy by calling 1-866-230-6295 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 19, 2023 (have your Notice or proxy card in hand when you call); or
•By Mail: You may complete, sign and mail your proxy card (if you received printed proxy materials) which must be received by us by 11:59 p.m. Eastern Time on July 19, 2023.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank trustee or other nominee in order to instruct your broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone or by Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.
Can I change my vote after submitting my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before date of the Annual Meeting in any one of the following ways:
•You may enter a new vote by Internet or by telephone until 11:59 p.m. Eastern Time on May 1, 2023;
•You may submit another properly completed, proxy card by mail with a later date, which must be received by us by 11:59 p.m. Eastern Time on May 1, 2023; or
•You may send written notice that you are revoking your proxy to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605, which must be received by us by 11:59 p.m. Eastern Time on May 1, 2023.
If you are a street name stockholder, your broker or nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated John Bissell, Rich Riley, Nate Whaley and Joshua Lee as proxy holders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described under “How does the board of directors recommend I vote on these proposals?” above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about June 8, 2023 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting and who will bear the cost of this solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other nominees, for example banks or agents, holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal No. 2, our sole “routine” matter, but brokers and nominees cannot use their discretion to vote “uninstructed” shares with respect to matters that are considered “non-routine” under the rules of the New York Stock Exchange (“NYSE”). “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not contested), executive compensation (including any advisory stockholder vote on executive compensation) and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1 or No. 3 without your instructions, but may vote your shares on Proposal No. 2.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2024 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than February 9, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Origin Materials, Inc.
Attention: Secretary
930 Riverside Parkway, Suite 10,
West Sacramento, California 95605
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than March 22, 2024 and
•not later than the close of business on April 21, 2024.
In the event that we hold our 2024 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received no earlier than the close of business on the 120th day before our 2024 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to our 2024 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2024 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws and send timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a Proxy Statement. In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules in connection with our 2024 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 21, 2024.
Availability of Bylaws
Our bylaws are part of our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Seven of our directors are independent within the meaning of the listing standards of The Nasdaq Stock Market (“Nasdaq”). Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of June 8, 2023, and certain other information for our executive officers, each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), and for each of the continuing members of our board of directors:

Name	Age	Position
Executive Officers
John Bissell	38	Co-Chief Executive Officer and Director
Rich Riley	49	Co-Chief Executive Officer and Director
Nate Whaley	49	Chief Financial Officer
Joshua Lee	46	General Counsel

Name	Class	Age	Position	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Charles Drucker(2)(3)	II	60	Director	2023	2026
Kathleen B. Fish(2)(3)	II	65	Director	2023	2026
Rich Riley	II	49	Co-Chief Executive Officer and Director	2023	2026
R. Tony Tripeny (1)(2)	II	64	Director (4)	2023	2026

Continuing Directors
John Bissell	III	38	Co-Chief Executive Officer and Director	2024	—
Karen Ann Richardson	III	60	Chair and Director	2024	—
Pia Heidenmark Cook(1)(2)	I	51	Director	2025	—
William J. Harvey(1)(2)	I	72	Director	2025	—
Craig A. Rogerson (1)(3)	I	66	Director (4)	2025	—
________________________
(1)Member of the Audit Committee
(2)Member of the Nominating and Corporate Governance Committee
(3)Member of the Compensation Committee
(4)Each of Mr. Rogerson and Mr. Tripeny became the board of directors on May 1, 2023.
Executive Officers
John Bissell co-founded Origin Materials in November 2008 and served as its Chief Executive Officer - now co-Chief Executive Officer - and a member of its board of directors since inception. Mr. Bissell was trained as a chemical engineer at UC Davis, and has extensive experience in R&D, engineering, and business development in the chemical industry. He's been recognized by the US EPA, Forbes, and the University of California for his professional and technical contributions. Finally, he’s raised over half a billion USD in capital, and took Origin Materials public in 2021. We believe that Mr. Bissell’s extensive experience in the materials industry, his experience as an executive, and his leadership of Origin qualify him to serve as our director.

Rich Riley has served as Co-Chief Executive Officer and a member of the board of directors of Origin Materials since October 2020. Mr. Riley has been an advisor to and investor in Origin since 2010. From April 2013 to January 2019, Mr. Riley was the Chief Executive Officer of Shazam Entertainment Ltd, a leading mobile music application that was acquired by Apple Inc. in 2018. Mr. Riley served as an industry advisor to KKR & Co. L.P., a leading global investment firm, from 2013 to 2022. Mr. Riley was an executive at Yahoo! Inc. from Jan. 1999 to Sept. 2012 with roles including EVP, Americas and SVP & MD, EMEA Region. He joined Yahoo! when it acquired Log-Me-On.com, where he was the Co-Founder and Managing Member. Mr. Riley began his career as an investment banking analyst at Donaldson, Lufkin & Jenrette. Mr. Riley was a finalist for Ernst & Young's Entrepreneur of the Year Award, Featured in Forbes 40 under 40 Ones to Watch and included three times in Billboard Magazine's Power 100 list. Mr. Riley is a Trustee at St. Luke’s school, a member of the advisory Board for the Entrepreneurship Department at the Wharton School and a member of the

Executive Board of Boy Scouts of America, Connecticut Yankee Council. Mr. Riley received a B.S. in economics with concentrations in finance and entrepreneurial management from the Wharton School of the University of Pennsylvania. We believe that Mr. Riley’s broad experience as an executive and advisor across industries qualify him to serve as our director.

Nate Whaley has served as our Chief Financial Officer since June 2021 and previously served as the Chief Financial Officer of Origin Operating from September 2020 to June 2021. Mr. Whaley has extensive expertise in scaling companies across a wide range of highly visible, capital-intensive industries including both operations and project-delivery. From 2014 to 2020 Mr. Whaley operated Whaley Group, a private provider of CFO, corporate financial and asset management advisory services. His representative engagements included serving as Senior Vice President of Finance and Strategy of Mammoth Resorts, a Starwood Capital Group portfolio company, Strategic Advisor to the World Surf League, the developer of the man-made wave system technology at the Kelly Slater Wave Company, and Chief Financial Officer and Strategic Advisor to Stikwood, a private wood wall planking manufacturer. From 2001 to 2014 Mr. Whaley served roles including Chief Financial Officer and President – Development of Kirkwood Capital Partners, the holding company of the operating businesses, real estate development and sales, and gas and electric utility companies at Kirkwood Mountain Resort in Lake Tahoe, California. Mr. Whaley received a B.S. in Civil & Environmental Engineering from the University of California, Davis and an MBA from the Graduate School of Management at the University of California, Davis.

Joshua Lee has served as our General Counsel and Secretary since June 2021. Mr. Lee joined Origin Operating as its Corporate Counsel in February 2018 and served as its General Counsel from December 2020 to June 2021. Mr. Lee has also served as Secretary of Origin Operating since February 12, 2020 and as Origin’s Secretary since June 2021. Prior to joining Origin Operating, Mr. Lee was an attorney at Miller Barondess, LLP from 2016 to 2018, and at Irell & Manella LLP from 2009 to 2016. Mr. Lee received a B.A. in Economics and German from the University of Southern California, an M.A. in Economics from the University of Southern California, and a J.D. from Yale Law School.

Nominees for Director
For a biography of Mr. Riley, please see the section above titled “—Executive Officers.”
Charles Drucker has served on Origin’'s board of directors since June 2021 and as Chair of the Compensation Committee from June 2021 to February 2023. Mr. Drucker has had a decades-long career in the financial services industry. Mr. Drucker was a member of the board of directors of Fidelity National Information Services, Inc. (“FIS”), a financial services company, and served as Vice Chairman until March 1, 2020. From January 2019 until its acquisition by FIS, he served as Executive Chairman and Chief Executive Officer of Worldpay, a leading global payments company, and also served as Worldpay’s Executive Chairman and Co-Chief Executive Officer from January 2018 to December 2018. From 2009 to 2017, Mr. Drucker was the Chief Executive Officer of Worldpay’s predecessor, Vantiv, Inc. Prior to joining Vantiv, Mr. Drucker served as Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009. Prior to joining Fifth Third Bancorp, Mr. Drucker was with First Data Corporation and Wells Fargo. Mr. Drucker has also served on the board of directors of Donnelley Financial Solutions, Inc., a financial compliance company, since 2016. We believe that Mr. Drucker is qualified to serve on our board of directors because of his extensive senior management experience in the payments and technology industries, as well as his experience with deep financial services.
Kathleen B. Fish has served on Origin’s board of directors since June 2021 and as Chair of the Compensation Committee since February 2023. Ms. Fish served as Chief Research, Development and Innovation Officer of Procter & Gamble, a consumer goods company, from February 2014 until December 2020. Prior to this, Ms. Fish served as vice president of the Global Fabric Care R&D organization at Procter & Gamble from January 2009 to January 2014, and as vice president of the Global Baby Care R&D organization at Procter & Gamble from November 2003 to November 2008. Ms. Fish joined Procter & Gamble in 1979 as part of its Product Development (R&D) organization. Ms. Fish is currently a member of the board of directors of USA Swimming and has served on the board of directors of Balchem, an industrial gas company, since June 2021. We believe that Ms. Fish’s leadership experience in the consumer goods industry qualifies her to be on our board of directors.
R. Tony Tripeny served as a member of Origin’s board of directors beginning May 1, 2023 and was appointed Chair of the Audit Committee on May 2, 2023. He will stand for reelection at the Company’s 2023 annual meeting. Mr. Tripeny brings over three decades of significant operational, strategy, and M&A experience, extensive knowledge of the manufacturing, technology, and materials science industries, and a background in international corporate finance. Since 2022, he has served as a director at Mesa Laboratories, Inc., a global leader in the design and manufacturing of life science tools and critical quality control solutions. During his career with Corning, Incorporated, a global leading innovator in materials science, Mr. Tripeny held various, progressive leadership roles in the areas of corporate accounting and finance, including Executive Vice President, Chief Financial Officer from September 2015 to February 2022 and Senior Vice President, Corporate Controller and Principal Accounting Officer from April 2009 to August 2015. He also served on the board of Hardinge Inc., a multi-national machine tool builder, from February 2012 to May 2018 and as a Financial Analyst for GKN Automotive Inc., an automotive technology company, from 1981 to 1985. Mr. Tripeny holds an economics degree from the University of Pennsylvania’s Wharton School of Business and is a member of the Financial Executives

Institute and the Institute of Management Accounting. We believe that Mr. Tripeny’s leadership experience and knowledge of corporate finance qualify him to serve on our board of directors.
Continuing Directors
For a biography of Mr. Bissell, please see the section above titled “—Executive Officers.”
Pia Heidenmark Cook has served on Origin’s board of directors since June 2021. Ms. Cook has also served as Chief Sustainability Officer at Ingka Group (“IKEA”), a holding company. Prior to this position, she served as head of Sustainability in IKEA Retail & Expansion for the IKEA Group from 2011 to 2017 and as head of Communications for the IKEA Foundation from 2008 to 2011. Prior to joining IKEA in 2008, Ms. Cook served as Vice President of Corporate Social Responsibility at the Rezidor Hotel Group from 2001 to 2008. Ms. Cook currently serves on the boards of Bupa, a health insurance company, MAX Burgers AB, a fast food company, and, from January 2023, Decathlon SA, a sporting goods retailer. Ms. Cook also serves as senior advisor to Teneo and the DO Group. Ms. Cook has previously served as co-chair of The Retailers’ Environmental Action Programme and as chairman of the tourism branch of the Prince of Wales Business Leaders Forum. Ms. Cook has received a Technical Licentiate degree and a M.Sc. in Environmental Management from the University of Lund, Sweden, and a M.Sc. in International Business Administration and Economics from Uppsala University, Sweden. We believe that Ms. Cook’s extensive experience in sustainability and corporate social responsibility qualifies her to serve as our director.
William J. Harvey served as a member of Origin Operating's board of directors from June 2017 to June 2021 and as a member of Origin’s board and the Chair of the Nominating and Governance Committee since June 2021. Mr. Harvey served from July 2009 to December 2016 as the President of DuPont Packaging & Industrial Polymers (P&IP), a global business unit of E. I. du Pont de Nemours & Company, Inc., a chemical company. Mr. Harvey became a member of the board of directors of Bridgestone Americas, Inc., the North American subsidiary of a Japanese multinational auto and truck parts manufacturer, in June 2017. Since March 2011, Mr. Harvey has served on the board of directors of Kennametal, Inc., a supplier of tooling and industrial materials. In March 2020, Mr. Harvey joined the Management Board of Huber Engineered Woods LLC, a manufacturer and supplier of wood products and a wholly-owned subsidiary of J.M. Huber Corporation. Since March 2021, he has been a member of the board of Clean Chemistry, Inc, a company owned by Black Bay Energy Capital. As a part of that assignment, Mr. Harvey sits on Black Bay’s Advisory Board which reviews strategic investment opportunities. Mr. Harvey received an MBA from the Darden School at the University of Virginia and a B.S. in Economics from Virginia Commonwealth University. We believe that Mr. Harvey’s broad experience as an executive and board member in the packaging and materials industries qualify him to serve as our director.
Karen Ann Richardson has served as the Chair of Origin’s board of directors since June 2021. Ms. Richardson has a breadth of experience in the technology services industry and has served as a non-executive director of BP plc, an energy company, since January 2021 and Exponent, an engineering and scientific consulting company, since February 2023. Ms. Richardson also served on the board of directors of Exponent from December 2013 to June 2022 and on the board of directors of Doma Holdings Inc., an insurance company, from August 2019 to January 2023. In addition, Ms. Richardson served as a director of Worldpay, a payment processing company, from 2018 until July 2019. Prior to this, Ms. Richardson was an independent non-executive director of Worldpay Group plc, a payment processing company. Ms. Richardson also served as a non-executive director at BT Plc, a telecommunications company, from October 2011 to August 2018. Prior to her time at Worldpay and BT, Ms. Richardson held a number of senior sales and marketing roles in technology companies, including her tenure as Chief Executive Officer at Epiphany Inc. between 2003 and 2006. Ms. Richardson has also served as an advisor to Silver Lake Partners and has served on a number of private company boards, including i2 Holdings, Ayasdi LLC, Hackerrank, Convercent, Inc., Virtuoz, and Hi5 Networks, Inc. We believe that Ms. Richardson is qualified to serve on our board of directors given her leadership experience in technologically complex organizations.
Craig A. Rogerson served as a member of Origin’s board of directors beginning on May 1, 2023 and will continue until the 2025 annual meeting of shareholders. Mr. Rogerson has four decades of executive experience leading private and publicly held specialty chemical companies. He served as Chairman, President and Chief Executive Officer of Hexion Inc., a leading global producer of adhesives and performance materials, from July 2017 until his retirement in January 2023. Hexion filed for Chapter 11 bankruptcy in April 2019 and reemerged from bankruptcy in July 2019. Previously, he served from December 2008 to April 2017 as Chairman, President and Chief Executive Office at Chemtura Corporation, a global developer, manufacturer and marketer of engineered industrial specialty chemicals. Mr. Rogerson also served as President, Chief Executive Officer and Director of Hercules Incorporated, a global manufacturer of specialty chemicals, from December 2003 until November 2008. He has served as independent board chair of PPL Corporation, an electric utility company, since March 2021 and has served on the board of PPL Corporation since September 2005. He also currently serves on the boards of the Pancreatic Cancer Action Network and McLaren Northern Michigan Hospital. He also previously served on the boards of Ashland Global Holdings Inc., a chemicals manufacturer, from February 2019 to February 2021, the Society of Chemical Industry and the American Chemistry Council. Mr. Rogerson holds a chemical engineering degree from Michigan State University, and continues to serve on the Michigan State University College of Engineering Alumni board and on the advisory board of the Michigan State University Chemical Engineering & Materials

Science Department. We believe that Mr. Rogerson is qualified to serve on our board of directors given his extensive leadership experience with manufacturing companies.
Board Leadership Structure
We believe that all members of our board of directors should have a voice in the affairs and the management of Origin. The board of directors believes that our stockholders are best served at this time by having a chairperson, who is an integral part of our board of directors structure and a critical aspect of effective corporate governance. Ms. Richardson has served as chairperson of our board of directors since the closing of the Business Combination in June 2021. Ms. Richardson brings considerable skills and experience, as described above, to the role. While our Co-Chief Executive Officers have primary responsibility for preparing the agendas for meetings of our board of directors, our chairperson has significant responsibilities, which are set forth in our bylaws, and include, in part:
•Establishing the agenda for regular meetings of our board of directors;
•Coordinating with the committee chairs regarding meeting agendas and information requirements, and presiding over portions of meetings of our board of directors at which the evaluation or compensation of the Co-Chief Executive Officers is presented or discussed;
•Coordinating the activities of the other directors, and performing such other duties as our board of directors may establish or delegate from time to time; and
•Acting as principal liaison between the members of our board of directors and the Co-Chief Executive Officers.
The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our chairperson and other directors, provide balance on our board of directors and promote strong, independent oversight of our management and affairs.
Role of the Board of Directors in Risk Oversight
One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through our board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss any major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee monitors compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Family Relationships
There are no family relationships between the Board and any of our executive officers.
Board Meetings and Committees
During our year ended December 31, 2022, our board of directors held six meetings (including regularly scheduled and special meetings). The Audit Committee met four times during the year ended December 31, 2022. The Compensation Committee met four times during the year ended December 31, 2022. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2022. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Committees of the Board of Directors
The board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of the board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors. The board of directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
The Audit Committee consists of R.Tony Tripeny, Pia Heidenmark Cook, William J. Harvey, and Craig A. Rogerson. Our board of directors has determined that each member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the Audit Committee is R.Tony Tripeny. Our board of directors has determined that Mr. Tripeny is an “Audit Committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each Audit Committee member’s scope of experience and the nature of their employment.
The primary purpose of the Audit Committee is to discharge the responsibilities of the board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
•helping the board of directors oversee corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•overseeing climate-related risks and opportunities and monitoring Origin’s compliance with Environmental Social Governance (“ESG”) and related legal and regulatory requirements impacting our accounting and financial reporting, including climate-related disclosures in our financial statements;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our Audit Committee is available on our website at www.originmaterials.com under “Investors – Governance – Governance Documents.”
Compensation Committee
Our Compensation Committee consists of Kathleen B. Fish, Charles Drucker, and Craig A. Rogerson. The Compensation Committee was previously chaired by Mr. Drucker until February 2023, at which point Ms. Fish succeeded as the chair of the Compensation Committee. Our board of directors has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee will include:
•reviewing and approving the compensation of the Co-Chief Executive Officer, other executive officers and senior management;
•reviewing and recommending to the board of directors the compensation of directors;
•administering the equity incentive plans and other benefit programs;

•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our Compensation Committee is available on our website at www.originmaterials.com under “Investors – Governance – Governance Documents.”
Compensation Committee Processes and Procedures
Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary. The Compensation Committee meets from time to time in executive session. In addition, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Neither Co-Chief Executive Officer may participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the year ended December 31, 2022, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) as its compensation consultant. The Compensation Committee requested that Meridian:
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy to execute that long-term strategy.
As part of its engagement, Meridian developed and presented a comparative group of companies, performed analyses of competitive performance and compensation levels for that group, and presented recommendations to the Compensation Committee for its consideration. Following an active dialogue with Meridian, the Compensation Committee approved the recommendations.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of William Harvey, Pia Heidenmark Cook, Charles Drucker, Kathleen B. Fish, and R. Tony Tripeny. The chair of the Nominating and Corporate Governance Committee is William Harvey. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.
Specific responsibilities of the Nominating and Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the board of directors;
•considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;
•overseeing and advising the board of directors on our goals, strategies, and commitments related to sustainability and ESG matters other than those impacting our accounting and financial reporting, including climate risks and opportunities, human rights and human capital management, community and social impact, and diversity and inclusion;
•developing and making recommendations to the board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
•overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at www.originmaterials.com under “Investors – Governance – Governance Documents.”

Diversity of the Board of Directors
We believe our board should consist of individuals reflecting the diversity represented by our employees, customers, and communities in which we operate. The below Board Diversity Matrix provides the self-identified personal characteristics of our nine board members and nominees. Each of the categories listed in the matrix table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of June 8, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
White	3	5	—	—
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Co-Chief Executive Officers based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our board of directors believes that it should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.
This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the nomination no earlier than March 22, 2024 and no later than April 21, 2024. In addition, stockholders who intend to solicit proxies in support of director nominees other than Origin’s nominees must also comply with the additional requirements of Rule 14a-19(b).
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with individual members of our board of directors may do so by writing to our board of directors or to the particular members of our board of directors, and mailing the correspondence to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Co-Chief Executive Officers, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at www.originmaterials.com under “Investors – Governance – Governance Documents.” We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the three Class II directors whose term is then expiring. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting, including virtually if applicable. All of the directors attended the 2022 Annual Meeting of Stockholders.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our board of directors has approved, Kathleen B. Fish, Charles Drucker, Rich Riley, and R. Tony Tripeny as nominees for election as Class II directors at the Annual Meeting. Ms. Fish joined our board of directors in June 2021. Mr. Riley served as our Co-Chief Executive Officer and a member of the board of directors of Origin Operating from October 2020 until the closing of the Business Combination in June 2021, and has continued to serve in both of these capacities since the closing of the Business Combination. Mr. Drucker previously served on the board of directors of Artius since February 2021, and has continued to serve as a member of our board of directors after the closing of the Business Combination. Mr. Tripeny joined our board of directors May 1, 2023. If elected, Ms. Fish and Messrs. Drucker, Riley, and Tripeny will serve as Class II directors until our 2026 annual meeting of stockholders. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Fish and Messrs. Drucker, Riley, and Tripeny. If any nominee becomes unavailable for election as a result of an unexpected occurrence, our board of directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless our board of directors chooses to reduce the number of directors serving on our board of directors. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
Vote Required
For the election of directors, the three nominees receiving the most “FOR” votes from the holders of shares present in person or virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), independent registered public accountants, to audit our consolidated financial statements for our year ending December 31, 2023. During our year ended December 31, 2022, Grant Thornton LLP (“Grant Thornton”) served as our independent registered public accounting firm.
Notwithstanding the appointment of Deloitte and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of Deloitte, our board of directors may reconsider the appointment.
Change in Independent Registered Public Accounting Firm

Dismissal of Marcum LLP and Engagement of Grant Thornton LLP
As previously disclosed, on June 25, 2021, Marcum LLP (“Marcum”) was dismissed as our independent registered public accounting firm and, effective June 25, 2021, Grant Thornton was engaged as our new independent registered public accounting firm. The dismissal of Marcum and appointment of Grant Thornton was done in connection with the closing of the Business Combination and approved by the Board.
Marcum’s report on Artius’ financial statements as of December 31, 2020 and for the period from January 24, 2020 (Artius’ inception) to December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. During the period of Marcum’s engagement by Artius and the subsequent interim period through June 25, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on Artius’ financial statements for such periods. During the period from January 24, 2020 (Artius’ inception) through December 31, 2020 and the subsequent interim period through June 25, 2021, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal controls identified by management related to the accounting for warrants issued in connection with Artius’ initial public offering, which resulted in the restatement of Artius’ financial statements as set forth in Amendment No. 1 to Artius’ Form 10-K for the year ended December 31, 2020, as filed with the SEC on May 3, 2021.
We previously provided Marcum with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Marcum addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 1, 2021.
Grant Thornton served as the independent registered public accounting firm for Legacy Origin. During the period from January 24, 2020 (Artius’ inception) through December 31, 2020 and the subsequent interim period through June 25, 2021 preceding the engagement of Grant Thornton, (i) we did not both (a) consult with Grant Thornton as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements and (b) receive a written report or oral advice that Grant Thornton concluded was an important factor considered by us in reaching a decision as to such accounting, auditing, or financial reporting issue; and (ii) we did not consult Grant Thornton on any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Dismissal of Grant Thornton LLP and Engagement of Deloitte & Touche LLP
The Audit Committee, with the assistance of our management, evaluated several independent registered public accounting firms as part of this process, reviewing the qualifications, the independence and, if a firm was deemed to be qualified and independent to warrant further evaluation, the range of fees associated with their services.
On March 6, 2023, the Audit Committee approved the dismissal of Grant Thornton as our independent registered public accounting firm. Grant Thornton’s reports on our consolidated financial statements and internal control over financial reporting, which were included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2022 and 2021, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 6, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in Grant Thornton’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in our internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2021.
During the audit of our consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2020, during the course of preparing for our business combination, and during the second quarter 2021 and third quarter 2021 interim reviews, we identified a material weakness in our internal controls over financial reporting. As discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, we concluded that the identified material weakness has been remediated.
We previously provided Grant Thornton with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Grant Thornton addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 9, 2021.
On March 6, 2023, the Audit Committee approved the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023 based on an extensive review process considering, among other things, Deloitte’s ability to understand our business as its grows in scale and complexity.
During our fiscal years ended December 31, 2022 and 2021, and through March 6, 2023 preceding the engagement of Deloitte, neither we nor anyone acting on our behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.
Principal Accounting Fees and Services
The following tables set forth the aggregate fees for professional audit services and other services rendered by Grant Thornton for the years ended December 31, 2022 and December 31, 2021, and by Marcum for the fiscal year ended December 31, 2021.
Grant Thornton

	2022	2021
Audit Fees(1)	$811,000	$940,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$811,000	$940,000
______________
(1) “Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with the Business combination.
In our year ended December 31, 2022, there were no other professional services provided by Grant Thornton that would have required our Audit Committee to consider their compatibility with maintaining the independence of Grant Thornton.
Marcum

2021
Audit Fees (1)	$122,673
Tax Fees (2)	10,300
Audit-Related Fees	—
All Other Fees	—
Total Fees	$132,973
__________________
(1)Audit Fees consisted of fees for professional services provided in connection with SEC filings.
(2)Tax fees for 2022 principally include fees for tax compliance.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted an Audit Committee Pre-Approval Policy for Services of the Independent Registered Accounting Firm, or the Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Under the Policy, all audit, audit-related and tax services to be provided by the independent registered public accounting firm are subject to pre-approval by the Audit Committee. In addition, the Policy authorizes the chairperson of the Audit Committee to pre-approve services not prohibited by the Policy to be performed by our independent registered public accounting firm and associated fees up to $120,000, provided that the chairperson is required to report any decision to pre-approve such audit- related or non-audit services and fees to the full Audit Committee at its next regular meeting. All audit-related and non-audit related services performed by our independent registered public accounting firm in 2022 were pre-approved.
Vote Required
The ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee currently consists of R.Tony Tripeny, Pia Heidenmark Cook, William Harvey, and Craig Rogerson, all of whom are non-management directors. Boon Sim and Benno O. Dorer were also members of the Audit Committee for the relevant review and discussions of the Audit Committee prior to stepping down from the board on March 13, 2023 and May 8, 2023, respectively. Messrs. Rogerson and Tripeny, who are currently members of the Audit Committee, were appointed to the board after the relevant review and discussions of the Audit Committee described above. Accordingly, and consistent with SEC guidance, the names of Messrs. Sim, Dorer, Rogerson, and Tripeny do not appear with the Audit Committee in this report.
The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on the company’s website at www.originmaterials.com under “Investors – Corporate Governance”. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the board of directors:

Pia Heidenmark Cook
William Harvey

This report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference herein.

PROPOSAL NO. 3
ADVISORY NON-BINDING VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for information about our executive compensation program.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Our board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
Accordingly, we are asking our stockholders to vote “FOR” the following resolution:
“RESOLVED, that Origin’s stockholders hereby approve, on an advisory non-binding basis, the compensation paid to Origin’s named executive officers, as disclosed in the company’s Proxy Statement for the 2023 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.”
Vote Required
The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our board, and our Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders, and will consider the outcome of this vote when making future executive compensation decisions.
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of June 8, 2023. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
John Bissell	38	Co-Chief Executive Officer and Director
Rich Riley	49	Co-Chief Executive Officer and Director
Nate Whaley	49	Chief Financial Officer
Joshua Lee	46	General Counsel
See the section titled “Directors, Executive Officers and Corporate Governance” for the biographies of each of our executive officers.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding our compensation program for the fiscal year ended December 31, 2022 for our co-principal executive officers, principal financial officer and three most highly compensated executive officers (other than our principal executive officers and principal financial officer) who were serving as executive officers on December 31, 2022 who we refer to collectively as our “named executive officers.” Our named executive officers for fiscal year ended December 31, 2022 were:
•John Bissell, Origin’s Co-Chief Executive Officer;
•Rich Riley, Origin’s Co-Chief Executive Officer;
•Nate Whaley, Origin’s Chief Financial Officer;
•Stephen Galowitz, Origin’s Chief Commercial Officer(1); and
•Joshua Lee, Origin’s General Counsel and Secretary.
__________________
(1) The board of directors of the Company has determined that Mr. Galowitz ceased to be an executive officer of the Company as of March 2023.
This Compensation Discussion and Analysis provides an overview of our executive compensation program, philosophy, the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy those objectives, and the policies underlying our executive compensation program for the year ended December 31, 2022 and the compensation awarded to our named executive officers for fiscal year ended December 31, 2022. The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures.
Compensation Program Objectives, Philosophy and Elements of Compensation
The main objectives of our executive compensation program are to:
•Motivate, attract and retain highly qualified executives who are committed to the Company’s mission, performance and culture, by paying them competitively.
•Create a fair, reasonable and balanced compensation program that rewards executives’ performance and contributions to the Company’s short- and long-term business results, while closely aligning the interests of the executives with those of stockholders.
•Emphasize pay for performance, with a program that aligns financial and operational achievements.
We believe that the Company’s executive compensation program design features accomplish the following:
•Provide base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.
•Ensure a significant portion of each executive’s compensation is tied to the future share performance of the Company, thus aligning their interests with those of our stockholders.
•Utilize equity compensation and vesting periods for equity awards that encourage executives to remain employed and focus on sustained share price appreciation.
•Utilize a mix between cash and equity compensation designed to encourage strategies and actions that are in the long-term best interests of the Company.
To achieve our compensation objectives, we historically have provided our executive officers, including our named executive officers, with a compensation package consisting of the following elements:

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually at the beginning of the year and determined based on a number of factors (including individual performance, internal equity, retention, expected cost of living increases and our overall performance) and by reference to market data provided by our independent compensation consultant.
Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value. Attracts highly qualified executives and encourages their continued employment over the long-term.	Annual equity opportunities are generally reviewed and determined annually at the beginning of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by our independent compensation consultant.

In evaluating our executive compensation policies and programs, as well as the short-term and long-term value of our executive compensation plans, we consider both the performance and skills of each of our executives, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant current and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary and equity grants, current and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, a significant portion of the named executive officers’ total target compensation is comprised of performance-based long-term equity awards, in order to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.
In making executive compensation decisions, the Compensation Committee generally considers each executive officer’s total target direct compensation, which consists of base salary and long-term equity awards (valued based on an approximation of grant date fair value).
How We Determine Executive Compensation
Role of Our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the board of directors to assist with the Board’s oversight responsibilities with respect to the Company’s compensation and benefit plans, policies and programs, administration of Company equity plans and its responsibilities related to the compensation of the Company’s executive officers, directors, and senior management, as appropriate.

The Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. The Compensation Committee meets periodically throughout the year to, among other responsibilities, manage and evaluate our executive compensation program, and generally determines, which may be subject to final board of directors approval, the principal components of compensation (base salary, performance bonus awards, and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers and has not historically provided for annual refresh grants to executive officers each year but instead grants equity awards when it determines appropriate, which typically includes when an executive officer is hired or promoted and at other times the Compensation Committee determines appropriate for retention or other purposes. The Compensation Committee typically grants equity awards on regularly scheduled dates that occur once a quarter. The Compensation Committee will continue to evaluate its equity grant policies as we continue to evolve and grow as a public company.
Our Compensation Committee works with and receives information and analyses from management, including within our legal, finance, and human resources departments, and our Co-Chief Executive Officers, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Co-Chief Executive Officers evaluate and provide to the Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, equity compensation, and other compensation-related matters outside of the presence of any other named executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions. While our Co-Chief Executive Officers discuss their recommendations with the Compensation Committee, neither participates in the deliberations concerning, or the determination of, their own compensation.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or board of directors meetings.
Members of management, including our Co-Chief Executive Officers, may attend portions of our Compensation Committee’s meetings; however, our Co-Chief Executive Officers are not present during decisions regarding each of their respective compensation.
Role of Compensation Consultant
During the fiscal year ended December 31, 2022, the Compensation Committee retained Meridian, as its independent compensation consultant. In this capacity, Meridian has advised the Compensation Committee on compensation matters related to the executive and director compensation structure. In the fiscal year ended December 31, 2022, Meridian assisted with, among other things:
•conducting an executive market pay analysis;
•developing a group of peer companies to use as a reference in making executive compensation decisions;
•evaluating current executive pay practices;
•reviewing our director compensation policies and practices; and
•assisting in the development of this Compensation Discussion and Analysis in consultation with our legal advisors.
The Compensation Committee has the sole authority to engage and terminate Meridian’s services, as well as to approve its compensation. Meridian makes recommendations to the Compensation Committee but has no authority to make compensation decisions on behalf of the Compensation Committee or the Company. Meridian reported to the Compensation Committee and had direct access to the chairperson and the other members of the Compensation Committee. Beyond data and advice related to executive and director compensation matters, Meridian did not provide other services to our Company in the fiscal year ended December 31, 2022.
The Compensation Committee considered whether the work of Meridian as the compensation consultant raised any conflict of interest, considering relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee determined that the work of Meridian and the individual compensation advisors has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and the Nasdaq listing standards and that no conflicts of interest exist with respect to Meridian.

Use of Competitive Market Compensation Data
The Compensation Committee believes that it is important when making compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee works annually with Meridian to review and amend the list of our peer group companies to be used in connection with assessing compensation practices and pay levels . The Compensation Committee believes that the peer and market data provided by Meridian, along with other factors, is an important reference point when setting compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success.
Fiscal Year 2022 Peer Group
The Compensation Committee utilizes a peer group prepared in collaboration with Meridian of identified companies that are considered by the Compensation Committee to be of comparable size (revenue and market capitalization), enterprise value, industry affiliation, and/or other similar characteristics, such as time from an initial public offering and operational profile. The Compensation Committee engages Meridian to conduct annual assessments of our Peer Group in order to ensure each peer remains appropriate year-over-year. The peer group was initially created in March 2021, in connection with the Business Combination and reassessed in August 2021. In August 2022, Meridian proposed, and the Compensation Committee approved, an updated group of companies that would be appropriate peers for the fiscal year ended December 31, 2022 compensation decisions, as shown in the table below:

2022 Primary Peer Group
Amyris, Inc.	Enovix Corporation	Montauk Renewables, Inc.
Arryved, Inc. or Arryx, Inc.	FutureFuel Corp.	Microvast Holdings, Inc.
Chase Corporation	JFrog Ltd.	Sunnova Energy International, Inc.
Codexis, Inc.	Energy Recovery, Inc.	PureCycle Technologies, Inc.
Cerence, Inc.	E2 Open Parent Holdings, Inc.	Phreesia, Inc.
Desktop Metal, Inc.	Li-Cycle Holdings Corp.	Telos Corporation
Danimer Scientific, Inc.	Montrose Environmental Group, Inc.	Vicor Corporation
Stockholder Say-on-Pay Vote
Our stockholders will have their first opportunity to cast a non-binding, advisory vote to approve our named executive officers’ compensation at the Annual Meeting. We intend to consider the outcome of the say-on-pay votes when making compensation decisions regarding our named executive officers. At last year’s Annual Meeting, our stockholders indicated their approval of the recommendation that we solicit a say-on-pay vote on an annual basis. A “say-on-frequency” vote is required every six years, and as such, our next say-on-frequency vote will be in 2028.
Elements of Our Executive Compensation Program for the Fiscal Year Ended December 31, 2022
Base Salaries
The base salaries of our named executive officers are an important part of their total compensation package, and are intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In October of 2022, the Compensation Committee reviewed the base salaries of our named executive officers and did not recommend any base salary changes.
Equity Compensation
In connection with our Business Combination , we adopted the 2021 Equity Incentive Plan (the “2021 Plan”), under which we may grant cash and equity incentive awards to directors, employees and consultants of our Company and our affiliates, to enable us to obtain and retain services of these individuals, which we believe is essential to our long-term success.
Individual grants are determined by the Compensation Committee based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by our independent compensation consultant.

In fiscal year 2022, we approved equity awards to our named executive officers in the form of restricted stock units (“RSUs”) as below and this information is also reflected in the Executive Compensation section below.

	RSU Granted	Total
John Bissell	300,000	$1,647,000
Rich Riley	300,000	1,647,000
Stephen Galowitz	170,000	933,300
Nate Whaley	120,000	658,800
Joshua Lee	135,000	741,150
	1,025,000	$5,627,250
Pension Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2022 or 2021.
Nonqualified Deferred Compensation
Our Origin’s named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during 2022 or 2021.
Other Features of Our Compensation Program
Employment Offer Letters
Each of our named executive officers is an at-will employee. Each named executive officer other than John Bissell and Stephen Galowitz is currently party to an offer letter setting forth their terms of employment as of the date of the offer letter, including title, initial salary, grant of initial equity award(s), eligibility to participate in our health and welfare benefit plans, and, for Mr. Riley only, his appointment to our board of directors. These individuals’ base salaries and any equity awards are reviewed annually by the Compensation Committee. Please see the section titled “Outstanding Equity Awards as of December 31, 2022” for additional information regarding the equity awards held by such named executive officers.
John Bissell
John Bissell is the Company’s Co-Chief Executive Officer. Mr. Bissell’s current annual base salary is equal to $300,000.
Rich Riley
Rich Riley is the Company’s Co-Chief Executive Officer and is party to an offer letter dated October 28, 2020. Mr. Riley’s current annual base salary is equal to $400,000.
Nate Whaley
Nate Whaley is the Company’s Chief Financial Officer and is party to an offer letter dated August 11, 2020. Mr. Whaley’s current annual base salary is equal to $285,000.
Stephen Galowitz
Stephen Galowitz is the Company’s Chief Commercial Officer. Mr. Galowitz’s current annual base salary is equal to $290,000.
Joshua Lee
Joshua Lee is the Company’s General Counsel and Secretary and is party to an offer letter dated January 9, 2018. Mr. Lee’s current annual base salary is equal to $211,827.
Prohibition of Speculative or Short-Term Transactions
Our Insider Trading Policy, adopted in June 2021, prohibits our employees, including our executive officers, and members of our board of directors and designated consultants from:

•trading in derivative securities related to our common stock;
•engaging in short selling of our common stock at any time;
•purchasing our common stock on margin or holding it in a margin account at any time; or
•engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the our common stock at any time.

Severance and Change in Control Benefits
Rich Riley holds 2,429,770 options to purchase common shares issued under Origin Operating’s 2020 Equity Incentive Plan (the “2020 Plan”), granted on October 28, 2020. If Mr. Riley is terminated for any reason other than cause (as defined in the 2020 Plan), then 12.5% of the total number of shares subject to this option shall immediately vest as of the date of such termination.
Nate Whaley holds 479,119 options to purchase shares issued under the 2020 Plan, granted on September 1, 2020. If Mr. Whaley is terminated as a direct result of a change in control, all unvested shares subject to the options shall immediately vest upon Mr. Whaley’s termination as a direct result of a “Change of Control”, defined as (i) the sale of all or substantially all the Company’s assets; (ii) any merger, consolidation or acquisition of the Company with, by or into another entity; or (iii) any change in the ownership of more than 50% of the Company’s voting capital stock in one or more related transactions.
In addition, in the event of a corporate transaction (as defined in the 2021 Plan), any equity awards granted to our named executive officers under our 2021 Plan, unless otherwise provided in the named executive officer’s award agreement or other written agreement with us, that are outstanding and not assumed, continued or substituted for by any surviving or acquiring entity will be accelerated in full (or, for performance-based awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) effective as of a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), subject to the executive officers’ continuous service with the Company through the effective time of the corporate transaction.
Health and Welfare Benefits
Our named executive officers are eligible to participate in all of our benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, and 401(k) plan, in each case generally on the same basis as other employees. We do not offer a pension plan or other qualified or non-qualified defined benefit or deferred compensation plans. Our Compensation Committee may elect to adopt such plans in the future if it determines that doing so is in our best interests.
Perquisites
We typically do not offer perquisites or personal benefits to our named executive officers other than telephone and internet stipends generally available to other employees; we may from time to time provide reasonable relocation or signing bonuses to our named executive officers as the Compensation Committee determines appropriate to assist such individuals to commence employment with us.
Tax and Accounting Considerations
As a general matter, the Compensation Committee reviews and consider the various tax and accounting implications of compensation programs we utilize.
Code Section 162(m)
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1.0 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Code Section 280G
Section 280G of the Code (“Section 280G”) disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long- term incentive plans including stock options, restricted stock and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Accounting for Stock-Based Compensation
We follow ASC 718 for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and restricted stock units under our equity incentive award plans are accounted for under ASC 718. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Other Compensation Policies and Practices
Compensation Recovery Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recovery (“clawback”) policy as soon as, and to the extent that, the requirements of such clawbacks are finalized by the SEC, which currently is anticipated to be no later than November 2023.
Hedging and Pledging of Securities
We believe it is improper and inappropriate for any person associated with us to engage in short-term or speculative transactions involving our securities. Our directors, employees and consultants are, therefore, prohibited from engaging in short sales and buying or selling puts, calls, options or other derivative securities of the Company.
Our Insider Trading Policy, adopted in June 2021, prohibits our employees, including our executive officers, and members of our board of directors and designated consultants from:
•trading in derivative securities related to our common stock;
•engaging in short selling of our common stock at any time;
•purchasing our common stock on margin or holding it in a margin account at any time; or
•engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the our common stock at any time.
Risk Assessment Concerning Compensation Practices and Policies
Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, our Compensation Committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. Further, our Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of base salary and an annual performance bonus opportunity, if any, which is based on a variety of performance factors), and long-term compensation prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.
Summary Compensation Table
The following table sets forth information concerning the compensation of Origin's named executive officers for the years ended December 31, 2022, December 31, 2021 and December 31, 2020, as applicable:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Option Awards(1)	All Other Compensation(3)	Total
John Bissell	2022	$300,000	$—	$1,647,000	$—	$10,115	$1,957,115
Co-Chief Executive Officer	2021	190,000	—	2,212,497	—	20,723	2,423,220
	2020	190,000	—	—	612,000	64	802,064
Rich Riley(4)	2022	400,000	—	1,647,000	—	12,799	2,059,799
Co-Chief Executive Officer	2021	229,121	58,416	1,837,500	—	844	2,125,881
	2020	56,667	—	—	5,988,000	—	6,044,667
Stephen Galowitz	2022	290,000	—	933,300	—	13,915	1,237,215
Chief Commercial Officer	2021	290,000	—	2,669,998	—	12,023	2,972,021
	2020	290,000	—	—	—	11,732	301,732
Nate Whaley	2022	285,000	—	658,800	—	11,263	955,063
Chief Financial Officer	2021	242,500	—	459,375	867,517	844	1,570,236
	2020	200,000	—	—	74,077	4,903	278,980
Joshua Lee	2022	211,827	—	741,150	—	1,314	954,291
General Counsel, Secretary	2021	211,827	—	959,373	—	9,899	1,181,099
	2020	211,827	—	—	304,920	64	516,811
__________________
(1)Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each option award granted to the named executive officers during 2020 and 2021, as computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see Note 3 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(2)Amounts reported represent the aggregate grant date fair value of RSUs and PSUs granted to such named executive officers during the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020 under the 2021 Plan, as applicable, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 3 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair value for PSUs is reported based upon the probable outcome of the performance conditions assuming achievement at the target level on the grant date. The value of the annual PSU awards granted in fiscal 2021, assuming achievement of the maximum performance would have been as follows: Mr. Bissell: $5,512,500; Mr. Riley: $5,512,500; Mr. Galowitz: $4,410,000; Mr. Whaley: $1,378,125; and Mr. Lee: $1,378,125. No PSU granted in fiscal 2022.
(3)Consists of amounts for a phone and internet stipend and for health insurance, long-term disability insurance, and life insurance premiums on behalf of Messrs. Bissell, Riley, Galowitz, Whaley, and Lee.
(4)Mr. Riley joined Origin Operating as Co-Chief Executive Officer in October 2020, and the salary amount reflected for Mr. Riley for the fiscal year ended December 31, 2020 represents the salary he received for his partial year of service.

Grants of Plan-Based Awards Table for Fiscal Year 2022
Following is the restricted stock unit grants to our NEOs during 2022:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(b)	Grant Date Fair Value of Stock and Option Awards ($)(a)
John Bissell	12/12/2022	300,000	$1,647,000
Rich Riley	12/12/2022	300,000	1,647,000
Stephen Galowitz	12/12/2022	170,000	933,300
Nate Whaley	12/12/2022	120,000	658,800
Joshua Lee	12/12/2022	135,000	741,150

(a) Represents the total fair value of the NEOs’ restricted stock unit awards granted, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see Note 3 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.
(b) RSU awards granted to employees under the 2021 Equity Incentive Plan require a service period of three years and generally vest 33.3% annually over the three-year service period.
Outstanding Equity Awards as of December 31, 2022
The following table presents information regarding outstanding equity awards held by the Origin's named executive officers as of December 31, 2022:

			Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested(7)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
John Bissell	8/27/2015	3/25/2012	137,571	—		$0.37	8/26/2025
	10/28/2020	2/16/2021	665,806	1,239,020	(1)	$0.14	10/27/2030
	11/10/2021										250,000	$1,837,500	(5)
	11/10/2021							34,014	(4)	$250,003
	12/12/2022							300,000	(4)	$1,647,000
Rich Riley	10/28/2020	10/28/2020	1,305,392	1,124,378	(2)	$0.14	10/27/2030
	11/10/2021										250,000	$1,837,500	(5)
	12/12/2022							300,000	(4)	$1,647,000
Stephen Galowitz	8/27/2015	8/27/2015	384,942	—	(3)	$0.37	8/26/2025
	11/10/2021										200,000	$1,470,000	(5)
	11/10/2021							108,844	(4)	$800,003
	12/12/2022							170,000	(4)	$933,300
Nate Whaley	9/1/2020	9/1/2020	313,769	165,350	(3)	$0.14	8/31/2030
	11/10/2021										62,500	$459,375	(5)
	12/12/2022							120,000	(4)	$658,800
Joshua Lee	4/9/2019	2/5/2018	16,931	—	(3)	$1.21	4/8/2029
	11/23/2020	11/23/2020	80,003	8,889	(3)	$0.14	11/22/2030
	11/10/2021										62,500	$459,375	(5)
	11/10/2021							45,352	(4)	$333,337
	12/12/2022							135,000	(4)	$741,150

__________________
(1)529,119 shares underlying this option vest in equal monthly amounts over a period of four years on the same day of the month as the vesting commencement date, such that 529,119 shares subject to this option will have vested as of the fourth anniversary of the vesting commencement date, subject to Mr. Bissell’s continued service at each vesting date. 211,647 shares underlying this option vest when the VWAP (as defined in the definitive agreement for the Business Combination ) of a share of common stock of Origin equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved. 317,471 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved. 423,295 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $50.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved.
(2)1/36th of the shares underlying this option vest each month on the same day of the month as the closing date of the Business Combination (and if there is no corresponding day, on the last day of the month), such that all of the shares subject to this option will have vested as of the third anniversary of the closing date of the Business Combination, subject to Mr. Riley’s continued service at each vesting date. If Mr. Riley is terminated for any reason other than cause (as defined in the 2020 Plan), then 12.5% of the total number of shares subject to this option shall immediately vest as of the date of such termination. If there is a change in control (as defined in the 2020 Plan) and if, during the period of time commencing forty-five (45) days prior to the consummation of such change in control and ending on the first anniversary of the consummation of such change in control, (i) Mr. Riley’s services in all capacities as a service provider of Origin are involuntarily terminated without cause, or (ii) Mr. Riley resigns his service in all capacities as a service provider of Origin for good reason (as defined in the 2020 Plan), and in either case other than as a result of death or disability, and provided such termination constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), then, effective as of such separation, 100% of the then-unvested shares subject to this option as of such separation will become vested shares subject to this option. In addition, 110,000 shares underlying this option vested upon the completion of the Business Combination. 211,647 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Business Combination, subject to Mr. Riley’s continued service at the date such milestone is achieved. 317,471 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Riley’s continued service at the date such milestone is achieved.
(3)The shares underlying this option vested upon the completion of the Business Combination.
(4)Reflects the grant of restricted stock units that vest ratably annually over three years from the grant date.
(5)Reflects the grant of performance-based restricted stock units with vesting to be evaluated by our Compensation Committee at various points between 2022 and 2027 based on certain construction and production milestones as well as certain revenue and EBITDA metrics associated with our Origin 1 and Origin 2 plants, respectively. If these milestones and metrics are achieved during the applicable performance period, as determined by our Compensation Committee, the eligible awards will become vested. Eligible awards are subject to a multiplier if multiple milestones and metrics are achieved during the applicable performance periods. This multiplier is capped at 3 and is subject to downward reduction by straight line interpolation for partial achievement of revenue and EBITDA metrics.

Potential Payments upon Termination or Change in Control

The following table summarizes the estimated payment and benefits that would be provided to our named executive officers in connection with termination for any reason other than cause.

Name	Accelerated Equity Awards ($)
Rich Riley - Termination for any reason other than cause (1)	$628,246
Nate Whaley - Termination for any reason other than cause (2)	739,115

(1) Assumes acceleration of 12.5% of the NEO’s unvested equity awards granted under our 2020 Equity Incentive Plan, as of December 31, 2022 and as a result of a “Change in Control,” as defined in our 2020 Equity Incentive Plan, in which the surviving corporation does not assume or continue the outstanding awards or substitute similar awards for such outstanding awards. The value realized on vesting does not reflect the actual value received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar.
(2) Assumes full acceleration of the NEO’s unvested equity awards granted under our 2020 Equity Incentive Plan, as of December 31, 2022 and as a result of a “Change in Control,” as defined in our 2020 Equity Incentive Plan, in which the surviving corporation does not assume or continue the outstanding awards or substitute similar awards for such outstanding awards. The value realized on vesting does not reflect the actual value received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar.

Option Exercises and Stock Vested

The following table provides information for each of our NEOs regarding vesting of option and stock awards during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Bissell	387,565	$2,368,216	54,506	$373,410
Rich Riley	110,000	699,797	37,500	275,625
Stephen Galowitz	250,000	1,553,237	84,421	533,421
Nate Whaley	50,000	245,934	9,375	68,906
Joshua Lee	8,889	36,356	32,050	199,288

(1) Amount represent the aggregate value realized on exercise of option grants by our NEOs in fiscal year 2022. The value realized on each exercise is based on the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by the NEOs as a result of the option exercises. Amounts are rounded to the nearest whole dollar.
(2) Amounts were calculated by: (a) multiplying the number of shares acquired on a given vesting date by the closing price of our common stock on such vesting date and (b) aggregating the value realized upon vesting for all shares or shares underlying RSUs that vested during fiscal year 2022. With respect to vesting of shares underlying RSUs, the value realized on vesting does not reflect the actual value received by each NEO because a portion of the shares will be sold at settlement to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar.
(3) Stock Awards include performance Stock units (PSUs) achieved in December 2022, for which shares will not be delivered until 2025 per the terms of the equity award plan.

Report of the Compensation Committee of the Board of Directors
The Compensation Committee currently consists of Kathleen Fish, Charles Drucker, and Craig Rogerson, all of whom are non-management directors. Messrs. Sim and Dorer served as members of the Compensation Committee during the time each served as a director. Messrs. Sim and Dorer resigned from the Board on March 13, 2023 and May 8, 2023, respectively, but each participated in the reviews and discussions referenced below prior to stepping down from the Board. Mr. Rogerson, who is currently a member of the Compensation Committee, was appointed to the board after the relevant review and discussions of the Compensation Committee described above. Accordingly, and consistent with SEC guidance, the names of Messrs. Sim, Dorer, and Rogerson do not appear with the Compensation Committee in this report.
The Compensation Committee has reviewed and discussed the section captioned “Compensation Discussion and Analysis” with the Company’s management team. Based on such review and discussions, the Compensation Committee recommended to the board of directors that this Compensation Discussion and Analysis be included in the Proxy Statement and be included in the Annual Report on Form 10-K we filed with the SEC for the fiscal year ended December 31, 2022.

Respectfully submitted by the members of the Compensation Committee of the board of directors:

Kathleen B. Fish (Chair)
Charles Drucker
This report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference herein.

Pay Versus Performance
On August 25, 2022, the Securities and Exchange Commission (“SEC”) adopted a final rule that requires publicly traded companies to provide disclosure of the relationship between Compensation Actually Paid (“CAP”) by the company to its named executive officers and the company’s performance over a specified time period. Accordingly, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
The following table presents the pay versus performance information for the named executive officers which have been calculated in a manner consistent with item 402(v) of Regulation S-K:

	Summary Compensation Total (a)		Compensation Actually Paid (b)				Value of Initial Fixed $100 Investment Based On:
Year	John Bissell ($)	Rich Riley ($)	John Bissell ($)	Rich Riley ($)	Average Summary Compensation Total for Non-PEO NEOs ($)(a)	Average Compensation Actually Paid to Non-PEO NEOs ($)(b)	Total Shareholder Return ($) (c)	Peer Group Total Shareholder Return ($) (c)(d)	Net Income ($) (e)	The most important financial measure ($) (f)
2022	1,957,115	2,059,799	(1,330,584)	(941,438)	1,048,856	754,461	46.15	75.47	78,569,000	4.61
2021	2,423,220	2,125,881	3,560,830	7,480,090	2,076,560	1,335,130	64.56	96.22	42,090,000	6.45
__________________

(a) The amounts for the summary compensation total of the PEOs and the average summary compensation total of the Non-PEO NEOs reflect the total compensation shown in the summary compensation table (“SCT”) above. The PEOs and Non-PEO NEOs included in the columns reflect the following:

Year	PEOs	Non-PEO NEOs
2022	John Bissell, Rich Riley	Nate Whaley, Stephen Galowitz, Joshua Lee
2021	John Bissell, Rich Riley	Stephen Galowitz, Joshua Lee

(b) These columns represents the compensation actually paid by adjusting the officer’s total compensation for certain amounts relating to equity awards, as follows:
Fair value or change in fair value, as applicable, of equity awards included in the “Compensation Actually Paid” columns was determined by (i) RSU awards, closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, (ii) PSU awards, the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date, (iii) stock options, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) or, in the case of vesting date, the actual vesting price and probability of achievement.
For the portion of “compensation Actually Paid” that is based on year-end stock prices, the following prices were used: for 2022 $4.61 and 2021 $6.45.

	2022
2022 “Compensation Actually Paid” to each PEO	John Bissell	Rich Riley
Total reported in 2022 SCT	$1,957,115	$2,059,799
Less: value of stock & option award reported in SCT	(1,647,000)	(1,647,000)
Plus: Year-end value of awards granted in fiscal year that are unvested and outstanding	1,383,000	1,383,000
Plus: Change in fair value of prior year awards that are outstanding and unvested	(2,918,173)	(2,456,469)
Plus: FMV of awards granted this year and that vested this year	—	—
Plus: Change in fair value (from prior year-end) of prior year awards that vested this year.	(105,526)	(280,768)
Less: Prior year fair value of prior year awards that failed to vest this year	—	—
Total adjustments	(3,287,699)	(3,001,237)
Compensation Actually Paid for fiscal year 2022	$(1,330,584)	$(941,438)

	2021
2021 “Compensation Actually Paid” to each PEO	John Bissell	Rich Riley
Total reported in 2021 SCT	$2,423,220	$2,125,881
Less: value of stock & option award reported in SCT	(2,212,497)	(1,837,500)
Plus: Year-end value of awards granted in fiscal year that are unvested and outstanding	329,079	—
Plus: Change in fair value of prior year awards that are outstanding and unvested	(74,902)	2,115,286
Plus: FMV of awards granted this year and that vested this year	—	—
Plus: Change in fair value (from prior year-end) of prior year awards that vested this year.	3,095,930	5,076,423
Less: Prior year fair value of prior year awards that failed to vest this year	—	—
Total adjustments	1,137,610	5,354,209
Compensation Actually Paid for fiscal year 2021	$3,560,830	$7,480,090

The average “Compensation Actually Paid” to the Non-PEO NEOs	2022	2021
Average total reported in SCT	$1,048,856	$2,076,560
Less: Average value of stock & option award reported in SCT	(777,750)	(1,814,686)
Plus: Average year-end value of awards granted in fiscal year that are unvested and outstanding	653,083	745,917
Plus: Average change in fair value of prior year awards that are outstanding and unvested	(120,587)	—
Plus: Average FMV of awards granted this year and that vested this year	—	—
Plus: Average change in fair value (from prior year-end) of prior year awards that vested this year	(49,141)	327,339
Less: Average prior year fair value of prior year awards that failed to vest this year	—	—
Total adjustments	(294,395)	(741,430)
Average Compensation Actually Paid	$754,461	$1,335,130

(c) Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. The beginning of the measurement period for each of the fiscal years in the table is December 31, 2020.
(d) Peer Group TSR reflects the Company’s peer group (Russell 2000) as reflected in our Annual Report on the Form 10-K pursuant to Item 201 (e) of Regulation S-K of the fiscal year ended December 31, 2022. Each year reflects what the cumulative value of $100 would be invested on June 24, 2021.

(e) Represents the amount of net income reflected in the Company’s audited financial statements for each applicable fiscal year.
(f) The Company has determined that it does not have the most important financial performance measure that is linked to compensation actually paid to our PEOs and Non-PEO NEOs to the Company’s performance. The Company is using non-financial performance measures that are considered relevant and have direct impact to PEO and Non-PEO NEO compensation based on our pre-revenue status.

Pay versus performance Tabular List
As required, we disclose below the most important measures used by the company to link compensation actually paid to our NEOs for 2022 to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 21. The performance measures included in this table are not ranked by relative importance.

2022 Most Important Measures (unranked)
Company Stock Price	Adjusted EBITDA
Revenue	Mechanical Completion of Manufacturing Plant

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above.

Relationship between Compensation Actually Paid and Company/Peer Group Total Shareholder Return

Compensation Actually Paid ($thousand)
10,000
5,000
—
(5,000)
(10,000)
Indexed Total Shareholder Return
100
90
80
70
60
50
40
12/31/20
12/31/21
12/31/22
John Bissell CAP
Rich Riley CAP
Non-PEO NEOs CAP
Origin TSR
Index TSR

Relationship between Compensation Actually Paid and Net Income
Compensation Actually Paid ($thousand)
10,000
5,000
—
(5,000)
(10,000)
Net Income ($MM)
84
72
60
48
36
12/31/21
12/31/22
John Bissell CAP
Rich Riley CAP
Non-PEO NEOs CAP
Net income

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our Co-CEOs and the annual total compensation of our median compensated employee (our “CEO pay ratio”).
For fiscal 2022, the median of the annual total compensation of all employees of our company (other than our Co-CEOs) was $137,700 and the annual total compensation of our Co-CEOs, as reported in the Summary Compensation Table,was $4,017,000. Based on this information, for the fiscal year ended December 31, 2022 the ratio of the annual total compensation of our Co-CEOs to the median of the annual total compensation of all employees was 29 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
To identify the median employee in fiscal 2022, we examined the compensation of all our full- and part-time employees (other than our Co-CEOs) as of December 31, 2022, the last day of fiscal 2022. Our employee population consisted of individuals (other than our Co-CEOs) working at our parent company and consolidated subsidiaries both within and outside the United States. We did not include any contractors or other non-employee workers in our employee population. We have two temporary or seasonal employees as of December 31, 2022.
We used a consistently applied compensation measure consisting of actual annual base salary and the grant date fair value of equity awards for the 12-month period from January 1, 2022 through December 31, 2022 to identify our median employee for fiscal 2022. For simplicity, we calculated annual base salary using a reasonable estimate of the hours worked during fiscal 2022 for hourly employees and actual salary paid for our remaining employees. We annualized compensation for any full-time and part-time employees who commenced work during fiscal 2022 to reflect a full year. Equity awards granted during the year were included using the same methodology we use for our named executive officers in our Summary Compensation Table. Payments not made in U.S. dollars were converted to U.S. dollars using a currency exchange rate as of December 31, 2022. We did not make any cost-of-living adjustment.
Using this approach, we identified the individual at the median of our employee population who was the best representative of our employee population. The individual was a full-time employee based in the United States. We calculated this individual’s fiscal 2022 annual total compensation using the same methodology that we use for our named executive officers as set forth in the “Summary Compensation Table” above.

With respect to the annual total compensation of our Co-CEOs, we used the amounts reported in the “Total” column of the “Fiscal 2022 Summary Compensation Table” above. Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. as explained by the SEC when it adopted these rules, in considering this CEO Pay Ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither the Compensation Committee nor our management used our CEO Pay Ratio for 2021 in making compensation decisions.

Compensation Committee Interlocks and Insider Participation
None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of our board of directors or Compensation Committee.
Director Compensation
We have a non-employee director compensation policy pursuant to which our unaffiliated, non-employee directors are eligible to receive equity awards and annual cash compensation for service on our board of directors and committees of our board of directors. Pursuant to our non-employee director compensation policy, each non-employee director is entitled to a $50,000 annual cash retainer. The members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are also entitled to an annual cash retainer of $10,000, $5,000, and $5,000, respectively, other than the chair of each such committee, who is instead entitled to an annual cash retainer of $20,000, $15,000, and $15,000, respectively. Each non-employee director may elect to forego receiving payment of all (but not less than all) of the foregoing cash compensation and instead receive fully vested restricted stock units with an equivalent grant date fair value.
In addition to the cash compensation, each non-employee director who is first elected or appointed to the board of directors following June 25, 2021 will also receive a one-time initial grant of restricted stock units with a grant date value of $150,000, to vest in three equal installments on the first, second and third anniversary of the grant date. Each non-employee director also is entitled to an annual grant of restricted stock units with a grant date value of $130,000, with the chairperson of the board of directors to receive an additional annual grant of restricted stock units with a grant date value of $75,000. The annual award of any non-employee director who is first appointed or elected by the board of directors on a date other than an annual stockholder meeting of the Company will be prorated to reflect the non-employee director’s partial year of service. Each of the foregoing annual awards will vest on the earlier of the first anniversary of the grant date and the Company’s next annual stockholder meeting, subject to the director’s continuing service on the board through the vesting date.
Each non-employee director may elect to defer the delivery of shares in settlement of any award of restricted stock units described above until the earlier of (i) the 60th day following the director’s separation from continuous service on our board of directors and (ii) a change in control of the Company. Non-employee directors who reside outside the United States may, solely for non-U.S. tax planning purposes, elect to forego receiving the full (and not less than the full) annual grant and instead receive cash in an amount equal to the applicable grant date fair value of the annual grant. The cash will be delivered on the date of the next annual shareholder meeting following the award and the director making such a cash election must use the cash to purchase common stock of the Company as soon as reasonably practicable consistent with the Company’s insider trading policy.
Each restricted stock unit and cash award described above is subject to the applicable director continuing to serve on our board of directors through the vesting date. In addition, each such award will become fully vested and, as applicable, due and payable immediately prior to the closing of a change in control of the Company, subject to the applicable director remaining in continuous service on the board of directors until the vesting date. Each member of the board of directors subject to the non-employee director compensation policy is required to acquire and hold shares of our common stock with a fair market value of at least $250,000 (determined by the average closing price of a share of common stock for the later of (x) the 30 consecutive trading days preceding December 31, 2022 or (y) the 30 consecutive trading days preceding

December 31st of the calendar year of such director’s election or appointment to the board of directors) by the fifth anniversary of such director’s election to the board of directors.
Director Compensation
The following table sets forth a summary of the compensation received by our non-employee directors during our year ended December 31, 2022:

Director	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Total
Bill Harvey(2)	$75,000	$129,996	$—	$204,996
Karen Richardson (3)	50,000	204,994	—	254,994
Kathleen B. Fish(4)	60,000	129,996	—	189,996
Pia Heidenmark-Cook(5)	65,000	129,996	—	194,996
Benno Dorer(6)	75,000	129,996	—	204,996
Charles Drucker	—	—	—	—
Boon Sim(7)	—	—	—	—
__________________
(1)The amounts reported in the Stock Awards column represent the grant date fair value of the annual restricted stock unit award that was granted to each of our eligible non-employee directors during 2022 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation Stock Compensation (“ASC 718”). Note that the amounts reported in the column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named directors from the stock award.
(2)As of December 31, 2022, Mr. Harvey held 158,734 stock options and 31,967 RSUs granted under the 2021 Equity Incentive Plan that generally vest 33.3% annually over the required three-year service period.
(3)As of December 31, 2022, Ms. Richardson held 42,560 RSUs.
(4)As of December 31, 2022, Ms. Fish held 31,967 RSUs.
(5)As of December 31, 2022, Ms. Cook held 31,967 RSUs.
(6)As of December 31, 2022, Mr. Dorer held 31,967 RSUs. Also, Mr. Dorer stepped down from the Board effective May 8, 2023.
(7)Mr. Sim resigned from the Company effective March 13, 2023.

Our directors who are also our employees receive no additional compensation for their service as directors. During our fiscal year ended December 31, 2022, John Bissell and Rich Riley were our employees. See the section titled “Executive Compensation” for additional information about the compensation paid to Messrs. Bissell and Riley.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options (1) ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	17,343,012	(1)(2)	$0.17	(3)	31,568,501
Equity compensation plans not approved by stockholders	—	(4)	—		—
Total	17,343,012		$0.17		31,568,501
______________________
(1)Includes the following plans: Origin Materials, Inc. 2021 Equity Incentive Plan, Origin Materials, Inc. 2021 Employee Stock Purchase Plan, Micromidas, Inc. 2020 Equity Incentive Plan and Micromidas, Inc. 2010 Stock Incentive Plan. For further detail on our equity compensation plans, please see Note 16 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.
(2)This number includes 4,153,025 shares subject to RSUs.
(3)The weighted average exercise price relates solely to outstanding stock option shares since shares subject to the RSUs have no exercise price.
(4)We do not have any non-stockholder approved equity compensation plans.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy and the lock-up agreements such persons have entered into in connection with the Business Combination.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of May 22, 2023 for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 143,438,510 shares of our common stock outstanding as of May 22, 2023. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of May 22, 2023 and issuable upon the vesting of RSUs held by the person within 60 days of May 22, 2023. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders:
Artius Acquisition Partners LLC (1)	15,986,667	10.33%
Lior Amram(2)	12,173,939	8.49%
BNP Paribas Asset Management UK Ltd.(3)	7,702,915	5.37%
BlackRock, Inc (4)	7,320,030	5.10%
Named Executive Officers and Directors:
John Bissell(5)	1,762,355	1.22%
Rich Riley(6)	2,570,727	1.77%
Nate Whaley (7)	340,932	*
Stephen Galowitz(8)	808,752	*
Joshua Lee(9)	118,298	*
Pia Heidenmark Cook (10)	68,667	*
Charles D. Drucker(1)(11)	21,856,478	14.12%
Kathleen B. Fish(12)	157,153	*
William J. Harvey(13)	208,387	*
Karen Ann Richardson(14)	494,354	*
Craig A. Rogerson (15)	—	*
R. Tony Tripeny (16)	—	*
All executive officers and directors as a group (11 persons) (17)	27,577,351	17.49%
______________________
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)Mr. Drucker and Mr. Sim are the founding members of Artius Acquisition Partners LLC (“Artius”) and can exercise voting and investment power with respect to the common stock held by Artius. The shares beneficially owned by Artius may also be deemed to be beneficially owned by Mr Drucker and Mr. Sim. Includes 11,326,667 shares of common stock issuable to Artius pursuant to warrants exercisable within 60 days of March 31, 2023. The principal business address for Artius is c/o Artius Acquisition Inc., 3 Columbus Circle, Suite 2215, New York, NY 10019.
(2)Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 6, 2023 by Lior I. Amram (“Mr. Amram”). Consists of (i) 33,843 shares of common stock held directly by Mr. Amram; (ii) 9,814,510 shares of common stock held by Evergreen InvestCo I, LLC (“Evergreen InvestCo I”); (iii) 59,373 shares of common stock held by JLA Construction LLC 401k Plan (“JLA Construction”); (iv) 2,218,451 shares of common stock held by Evergreen Financial, LLC (“Evergreen Financial”); and (v) 47,762 shares of common stock held by JLA Asset Management LLC (“JLA Asset Management”). Mr. Amram is the sole manager of each of Evergreen InvestCo I, Evergreen Financial and JLA Construction, and the managing member of JLA Asset Management, and may be deemed to hold sole voting and dispositive power over the common stock shares held by these entities. With respect to the shares of common stock held by these entities, Mr. Amram disclaims beneficial ownership other than to the extent he may have a pecuniary interest therein, directly or indirectly. The principal business address for Mr. Amram is c/o Evergreen Financial, LLC. 551 Fifth Avenue, Suite 2100, New York, New York 10176.
(3)Based solely on information set forth in a Schedule 13G/A filed with the SEC on January 31, 2023 by BNP Paribas Asset Management UK Ltd. (“BNP Paribas”). Represents 7,702,915 shares of common stock, of which BNP Paribas has sole voting and dispositive power. The Schedule 13G filed by BNP Paribas provides information as of December 31, 2022 and, consequently, the beneficial ownership of BNP Paribas may have changed between December 31, 2022 and May 22, 2023. The mailing address of BNP Paribas is 5 Aldermanbury Square, London, EX2V 7BP, United Kingdom.
(4)Based solely on information set forth in a Schedule 13G filed with the SEC on February 3, 2023 by BlackRock, Inc. (“BlackRock”). Represents 7,320,030 shares of common stock, of which BlackRock has 7,184,619 sole voting power and 7,320,030 sole dispositive power. The Schedule 13G filed by BlackRock provides information as of December 31, 2022 and, consequently, the beneficial ownership of BlackRock may have changed between December 31, 2022 and May 22, 2023. The mailing address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(5)Consists of 881,814 shares of common stock held directly by Mr. Bissell and 880,541 shares of common stock issuable to Mr. Bissell pursuant to options exercisable within 60 days of May 22, 2023.
(6)Consists of (i) 1,413,812 shares of common stock issuable to Mr. Riley pursuant to options exercisable within 60 days of May 22, 2023; (ii) 449,083 shares of common stock held by Riley Investment Trust I; and (iii) 707,832 shares of common stock held by Richard J. Riley Separate Property Trust. Mr. Riley is sole trustee of each of Riley Investment Trust I and Riley Separate Property Trust and may be deemed to hold sole voting and dispositive power over the common stock shares held by Riley Investment Trust I and Riley Separate Property Trust.
(7)Consists of 340,932 shares of common stock issuable to Mr. Whaley pursuant to options exercisable within 60 days of May 22, 2023.
(8)Consists of (i) 391,157 shares of common stock held by Stephen and Jill Galowitz JTWROS; (ii) 32,653 shares of common stock held directly by Mr. Galowitz; and (iii) 384,942 shares of common stock issuable to Mr. Galowitz pursuant to options exercisable within 60 days of May 22, 2023.
(9)Consists of 30,253 shares of common stock held directly by Mr. Lee and 88,045 shares of common stock issuable to Mr. Lee pursuant to options exercisable within 60 days of May 22, 2023.
(10)Consists of 68,667 shares of common stock held directly by Ms. Cook. Does not include 18,361 shares of common stock that Ms. Cook has deferred for future issuance.
(11)Consists of (i) 790,000 shares of common stock held directly by Mr. Drucker; (ii) 5,079,811 shares of common stock held by WCBRP, LLC; and (iii) 4,660,000 shares of common stock held by Artius Acquisition Partners LLC.
(12)Consists of 157,153 shares of common stock held directly by Ms. Fish.
(13)Consists of 49,654 shares of common stock held directly by Mr. Harvey and 158,734 shares of common stock issuable to Mr. Harvey pursuant to options exercisable within 60 days of May 22, 2023.
(14)Consists of 494,354 shares of common stock held directly by Ms. Richardson. Does not include 28,954 shares of common stock that Ms. Richardson has deferred for future issuance.
(15)Does not include 7,268 shares of common stock that Mr. Rogerson has deferred for future issuance.
(16)Does not include 7,268 shares of common stock that Mr. Tripeny has deferred for future issuance.
(17)Includes shares beneficially held by the named executive officers and directors.

Certain Relationships and Related Transactions, and Director Independence
Other than compensation arrangements for our directors and executive officers, which are described under the section titled “Executive Compensation” of this Proxy Statement, we did not enter into any transactions since January 1, 2022 to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for reviewing and approving transactions with related persons. Our Audit Committee charter provides that our Audit Committee shall review and approve in advance any related person transactions. Our board of directors has adopted a formal written policy providing that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of the Audit Committee, or other independent members of our board of directors in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.
All of the transactions described in this section prior to the consummation of the Business Combination were entered into prior to the adoption of this policy.

Director Independence
Our common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, as affirmatively determined by the board of directors. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Nominating and Corporate Governance Committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nasdaq listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each of Messrs. Dorer, Drucker, Harvey, Rogerson, and Tripeny and Mses. Cook, Fish, and Richardson qualifies as “independent” as defined under the applicable Nasdaq rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Messrs. Bissell and Riley are not deemed independent due to their positions as our Co-Chief Executive Officers.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Proxy Statement, Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, including the Notice, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us. Direct your written request to us to the Origin Materials, Inc., Attention: Investor Relations, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605 or by telephone at (916) 231-9329. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.
OTHER MATTERS
Fiscal Year 2022 Annual Report and SEC Filings
Our financial statements for our year ended December 31, 2022 are included in our Annual Report on Form 10-K. This Proxy Statement and our annual report are posted on our website at www.originmaterials.com under “Investors” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Origin Materials, Inc., Attention: Investor Relations, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605.
*    *    *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

BY ORDER OF THE BOARD OF DIRECTORS

John Bissell	Rich Riley
Co-Chief Executive Officer	Co-Chief Executive Officer
West Sacramento, California	West Sacramento, California
June 8, 2023	June 8, 2023

ORIGIN

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/ORGN** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-230-6295** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	You must register to attend the meeting online by 7/19/2023 5:00PM ET at www.proxydocs.com/ORGN

Origin Materials, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of May 22, 2023

TIME: Thursday, July 20, 2023 8:00 AM, Eastern Time

PLACE: Annual meeting to be held live via the Internet - please visit www.proxydocs.com/ORGN for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John Bissell, Rich Riley, Nate Whaley, and Joshua Lee (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Origin Materials, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxydocs.com/ORGN.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Origin Materials, Inc.
Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. Election of four Class II directors;				
	FOR	WITHHOLD		
1.01 Charles Drucker	☐	☐		FOR
1.02 Kathleen B. Fish	☐	☐		FOR
1.03 R. Tony Tripeny	☐	☐		FOR
1.04 Rich Riley	☐	☐		FOR
	FOR	AGAINST	ABSTAIN	
2. Ratify the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and	☐	☐	☐	FOR
3. Advisory approval of our executive compensation.	☐	☐	☐	FOR

Note: In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You must register to attend the meeting online by 7/19/2023 5:00PM ET at www.proxydocs.com/ORGN

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________